                                                                  CONFORMED COPY












================================================================================


                                     364-DAY



                                CREDIT AGREEMENT


                                   dated as of


                                December 16, 1998


                                      among


                              CONVERGYS CORPORATION



                            The Lenders Party Hereto


                         PNC BANK, NATIONAL ASSOCIATION,

                              NATIONSBANK, N.A. and

                                 CITIBANK, N.A.

                            as Co-Syndication Agents,


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,

================================================================================
                        as Lead Arranger and Book Manager



================================================================================

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----


                                    ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.01.      Defined Terms........................................     1
SECTION 1.02.      Classification of Loans and Borrowings...............    18
SECTION 1.03.      Terms Generally .....................................    19
SECTION 1.04.      Accounting Terms; GAAP...............................    19


                          ARTICLE II

                          The Credits
                          -----------

SECTION 2.01.      Commitments..........................................    20
SECTION 2.02.      Loans and Borrowings.................................    20
SECTION 2.03.      Requests for Revolving Borrowings....................    21
SECTION 2.04.      Competitive Bid Procedure............................    22
SECTION 2.05.      Extension of Termination Date and/or                     24
                   Maturity Date........................................
SECTION 2.06.      Increase in Commitments..............................    26
SECTION 2.07.      Funding of Borrowings................................    28
SECTION 2.08.      Interest Elections...................................    29
SECTION 2.09.      Termination and Reduction of
                     Commitments........................................    30
SECTION 2.10.      Repayment of Loans; Evidence of Debt.................    31
SECTION 2.11.      Prepayment of Loans..................................    32
SECTION 2.12.      Fees.................................................    33
SECTION 2.13.      Interest.............................................    34
SECTION 2.14.      Alternate Rate of Interest...........................    35
SECTION 2.15.      Increased Costs......................................    36
SECTION 2.16.      Break Funding Payments...............................    37
SECTION 2.17.      Taxes................................................    38
SECTION 2.18.      Payments Generally; Pro Rata Treatment;
                     Sharing of Set-offs................................    39
SECTION 2.19.      Mitigation Obligations; Replacement of
                     Lenders............................................    42
SECTION 2.20.      Swingline Loans......................................    43

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.      Organization; Powers.................................    44
SECTION 3.02.      Authorization; Enforceability........................    45
SECTION 3.03.      Governmental Approvals; No Conflicts.................    45
SECTION 3.04.      Financial Condition; No Material Adverse
                    Change..............................................    45
SECTION 3.05.      Properties...........................................    46
SECTION 3.06.      Litigation and Environmental Matters.................    46
SECTION 3.07.      Compliance with Laws and Agreements..................    47
SECTION 3.08.      Investment and Holding Company Status................    47
SECTION 3.09.      Taxes................................................    47
SECTION 3.10.      ERISA................................................    47
SECTION 3.11.      Disclosure...........................................    47
SECTION 3.12.      Use of Proceeds......................................    48
SECTION 3.13.      Subsidiaries.........................................    48
SECTION 3.14.      Year 2000............................................    48


                                   ARTICLE IV

                                   Conditions
                                   ----------

SECTION 4.01.      Effective Date.......................................    49
SECTION 4.02.      Each Credit Event....................................    50


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

SECTION 5.01.      Financial Statements and Other
                     Information........................................    51
SECTION 5.02.      Notices of Material Events...........................    52
SECTION 5.03.      Existence; Conduct of Business.......................    53
SECTION 5.04       Payment of Obligations...............................    53
SECTION 5.05.      Maintenance of Properties; Insurance.................    53
SECTION 5.06.      Books and Records; Inspection Rights.................    54
SECTION 5.07.      Compliance with Laws.................................    54
SECTION 5.08.      Use of Proceeds......................................    54
SECTION 5.09.      Future Guarantors....................................    54

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

SECTION 6.01.      Liens................................................    55

SECTION 6.02.      Sale and Lease-Back Transactions.....................    56
SECTION 6.03.      Fundamental Changes..................................    56
SECTION 6.04.      Transactions with Affiliates.........................    57
SECTION 6.05.      Restrictive Agreements...............................    57
SECTION 6.06.      Interest Coverage Ratio..............................    57
SECTION 6.07.      Consolidated Total Debt to
                     Consolidated Total Capitalization
                     Ratio..............................................    58

                          ARTICLE VII

                         Events of Default..............................    58
                         -----------------


                         ARTICLE VIII

                     The Administrative Agent...........................    61
                     ------------------------


                          ARTICLE IX

                         Miscellaneous
                         -------------

SECTION 9.01.      Notices..............................................    64
SECTION 9.02.      Waivers; Amendments..................................    65
SECTION 9.03.      Expenses; Indemnity;
                    Damage Waiver.......................................    66
SECTION 9.04.      Successors and Assigns...............................    67
SECTION 9.05.      Survival.............................................    70
SECTION 9.06.      Counterparts; Integration;
                     Effectiveness......................................    71
SECTION 9.07.      Severability.........................................    71
SECTION 9.08.      Right of Setoff......................................    71
SECTION 9.09.      Governing Law; Jurisdiction;
                     Consent to Service of Process......................    72
SECTION 9.10.      WAIVER OF JURY TRIAL.................................    73
SECTION 9.11.      Headings.............................................    73
SECTION 9.12.      Confidentiality......................................    73
SECTION 9.13.      Interest Rate Limitation.............................    74

SCHEDULES:
----------

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.13 -- Subsidiaries
Schedule 6.05 -- Existing Restrictions

EXHIBITS:
---------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Borrower's Counsel
Exhibit C -- Form of Guarantee Agreement
Exhibit D -  Form of Indemnity, Subrogation and Contribution
                     Agreement

                                    364-DAY CREDIT AGREEMENT dated as of
                           December 16, 1998, among CONVERGYS CORPORATION, an Ohio corporation, the LENDERS party hereto, PNC BANK, NATIONAL ASSOCIATION, NATIONSBANK, N.A. and CITIBANK, N.A., as Co-Syndication Agents, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  DEFINED TERMS.  As used in this
Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an
Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "APPLICABLE RATE" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

==================================================================================================
                                                   Eurodollar                         Facility Fee
                                                   ----------                         ------------
         Index Debt Ratings:                         Spread                               Rate
===================================================================================================
              Category 1                              .325%                               .075%
              ----------
     A- or higher or A3 or higher

              Category 2                              .400%                               .100%
              ----------
             BBB+ or Baa1

              Category 3                              .625%                               .125%
              ----------
             BBB or Baa2

              Category 4                              .725%                               .150%
              ----------
            BBB- and Baa3

               Category 5                             .800%                               .200%
               ----------
              BB+ and Ba1

              Category 6                             1.000%                               .250%
              ----------
     lower than BB+ or lower than
                 Ba1

===========================================================================================================

                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, then (A) if both such ratings are at or above Category 4, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings and (B) if one or both of such ratings is below Category 4, the Applicable Rate shall be determined by reference to the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

                  "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER" means Convergys Corporation, an Ohio corporation.

                  "BORROWING" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

                  "BORROWING REQUEST" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such

Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive
Loans or Swingline Loans.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire participations in Swingline Loans hereunder expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased pursuant to Section 2.06. The initial amount of each Lender's

Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $600,000,000.

                  "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "COMPETITIVE BID REQUEST" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "COMPETITIVE LOAN" means a Loan made pursuant to
Section 2.04.

                  "CONSOLIDATED EBITDA" means, for any fiscal period, with respect to the Borrower and the Consolidated Subsidiaries, Consolidated Net Income for such period PLUS, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense,
(b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary or non-recurring losses and (e) other noncash items (other than accruals) reducing Consolidated Net Income, MINUS, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period, the aggregate of all payments by the Borrower and the Consolidated Subsidiaries for such period that, in accordance with GAAP, are or should be included in "interest paid, net of amounts capitalized" and "capital lease inter est paid" reflected in the statement of cash flows for the Borrower and the Consolidated Subsidiaries, less the amount of capital lease interest paid to the Borrower or any Consolidated Subsidiary for such period that is not reflected in Consolidated EBITDA for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any fiscal period, net income of the Borrower and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SUBSIDIARY" means any Subsidiary that should be consolidated with the Borrower for financial reporting purposes in accordance with GAAP.

                  "CONSOLIDATED TOTAL CAPITALIZATION" means, on any date, the sum of (a) Consolidated Total Debt and (b) stockholders' equity of the Borrower and the Consolidated Subsidiaries, at such date, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL DEBT" means, at any date, all Indebtedness of the Borrower and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "CONTRIBUTION AGREEMENT" means the indemnity, subrogation and contribution agreement, substantially in the form of Exhibit D, to be entered into by the Administrative Agent, the Borrower and the Guarantors.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or

Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

                  "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "FIXED RATE" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "FIXED RATE LOAN" means a Competitive Loan bearing interest at a Fixed Rate.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTEE AGREEMENT" means the guarantee agreement, substantially in the form of Exhibit C, to be entered into by the Administrative Agent and the Guarantors.

                  "GUARANTOR" means any of (a) Convergys Information Management Group Inc., a wholly owned Subsidiary, (b) Convergys Customer Management Group Inc., a wholly owned Subsidiary, (c) any indirect Subsidiary that on the date hereof has outstanding any Indebtedness (other than Intercompany Indebtedness and Indebtedness of the type described in clauses (d), (e) and (h) of the definition of "Indebtedness"), and (d) each Subsidiary that shall become a party to the Guarantee Agreement pursuant to Section 5.09.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated November 1998 relating to the Borrower and the Transactions.

                  "INTERCOMPANY INDEBTEDNESS" means any Indebtedness of any Subsidiary which is owing to the Borrower or any other Subsidiary.

                  "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period,
(c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to a Swingline Loan, the day that such Loan is required to be repaid.

                  "INTEREST PERIOD" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "LENDERS" means (a) the Persons listed on Schedule 2.01, (b) any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance and (c) any Person that shall have become a party hereto pursuant to Section 2.06. Unless the context requires otherwise, the term "Lenders" includes the Swingline Lenders.

                  "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means this Agreement and any promissory note issued hereunder, the Guarantee Agreement and the Contribution Agreement.

                  "LOANS" means the loans, including Swingline Loans, made by the Lenders to the Borrower pursuant to this Agreement.

                  "MARGIN" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "MATURITY DATE" means the Termination Date, unless extended pursuant to Section 2.05.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERMITTED ENCUMBRANCES" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with
         Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "REGISTER" has the meaning set forth in Section 9.04.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the total Revolving Credit Exposures and unused Commitments at such time; PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Swingline Exposure at such time.

                  "REVOLVING LOAN" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "SPIN-OFF" means the distribution by Cincinnati Bell, Inc., an Ohio corporation, of 90.2% of the capital stock of the Borrower, all as described in the Registration

Statement on Form S-1, as amended prior to the date hereof, filed by the Borrower with the Securities and Exchange Commission on May 26, 1998.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" means any subsidiary of the Borrower.

                  "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any

Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "SWINGLINE LENDERS" means The Chase Manhattan
Bank, Bank of America, National Trust & Savings Association and Citibank, N.A., in their capacity as lenders of Swingline Loans hereunder.

                  "SWINGLINE LOAN" means a Loan made pursuant to
Section 2.20.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERMINATION DATE" means December 15, 1999, unless extended pursuant to Section 2.05.

                  "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "TRANSACTIONS" means (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof and (b) the execution, delivery and performance by the Guarantors of the Guarantee Agreement.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative

Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each

Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; PROVIDED FURTHER, that in exercising such option, each Lender shall comply with its obligation under Section 2.19(a).

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing that is not a Swingline Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested
         Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; PROVIDED that the Borrower may submit no more than one Competitive Bid Request on the same day and a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid

Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested
         Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

               (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing re quested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

               (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; PROVIDED that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.05. EXTENSION OF TERMINATION DATE AND/OR MATURITY DATE. (a) The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 45 days and not more than 60 days prior to the Termination Date then in effect, request that the Lenders extend the Termination Date for an additional period of not more than 364 days as specified in such notice. Any such notice shall specify any fees that the Borrower agrees to pay as consideration for such extension, any changes to the Applicable Rates that will apply during the term of such extension and the amendments, if any, to the covenants contained herein or other provisions hereof proposed by the Borrower to be applicable during the term of such extension. Each Lender shall, by notice to the Borrower and the Administrative Agent given not earlier than the 30th day and not later than the 25th day prior to the Termination Date then in effect, advise the Borrower whether or not it agrees to such extension on the terms set forth in such notice. Any Lender that has not so advised the Administrative Agent by such day shall be deemed to have declined to agree to such extension.

                  (b) If the Borrower shall have requested and the Lenders shall have agreed to an extension of the Termination Date, then the Termination Date shall be extended for the additional period and on the terms specified in the Borrower's notice provided for under subsection (a) and, if such terms vary from those contained in this Agreement, the Borrower and the extending Lenders shall enter into an amendment to this Agreement to be effective as of the Termination Date in effect prior to such extension pursuant to which such terms shall be given effect.

                  (c) The decision to agree or withhold agreement to any extension of the Termination Date hereunder shall be at the sole discretion of each Lender. The Commitment of any Lender that has declined to agree to any requested extension of the Termination Date (a "Non-Extending Lender") shall terminate on the Termination Date in effect prior to giving effect to any such extension (the "Existing Termination Date"), and the principal amount of any outstanding Loans made by such Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable hereunder shall be due and payable on the Existing Termination Date. Notwithstanding the foregoing, pursuant to Section 2.19(b), the Borrower shall have the right to replace a Non-Extending Lender with a Lender or other financial institution that will agree to an extension of the Termination Date.

                  (d) The Borrower may, at its sole option, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 10 days and not more than 60 days prior to the Termination Date at any time in effect, extend the Maturity Date to a date not later than the first anniversary of such Termination Date. Loans repaid or prepaid after the Termination Date may not be reborrowed (except in the case of a refinancing of a Eurodollar Revolving Loan with another Revolving Loan at the time of such repayment or prepayment).


                  SECTION 2.06. INCREASE IN COMMITMENTS. (a) The Borrower may on one occasion at any time not later than three months prior to the Termination Date, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Commitments be increased by an amount not in excess of $100,000,000. Such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective (which shall be not less than 30 days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 30 days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "INCREASING LENDER") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 30 days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "NON-INCREASING LENDER"). In the event that, on the 30th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Administrative Agent may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an "AUGMENTING LENDER"), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount, PROVIDED that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approvals shall not be unreasonably withheld) and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall specify to evidence its Commitment and its status as a Lender hereunder. Increases and new Commitments created pursuant to this clause (a) shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph. Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless,
(i) on the date of such increase, the conditions set forth in paragraphs (a) and
(b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the

Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and (iii) following any such increase pursuant to this Section, no Lender shall have a Commitment representing more than 30% of the total Commitments.

                  (b) On the effective date (the "INCREASE EFFECTIVE DATE") of any increase in the total Commitments pursuant to Section 2.06(a) (the "COMMITMENT INCREASE"), (i) the aggregate principal amount of the Loans outstanding (the "INITIAL LOANS") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid,
(ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the "SUBSEQUENT BORROWINGS") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

                  SECTION 2.07. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.20. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the

Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.08. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposure plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.10. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of the applicable Lenders the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; PROVIDED that on each date that a Revolving Borrowing or Competitive Borrowing is funded, the Borrower shall repay all Swingline Loans that were outstanding on the date the relevant notice of Borrowing for such Revolving Borrowing or Competitive Borrowing was delivered.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.11. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; PROVIDED that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) The Borrower shall notify the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of a prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  SECTION 2.12. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; PROVIDED that, if such Lender continues to have any Revolving Loans outstanding after its Commitment terminates, then such facility fee shall continue to accrue on the daily principal amount of such Lender's outstanding Revolving Loans from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Loans outstanding. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) For any day on which the outstanding principal amount of Loans shall be greater than 50% of the total Commitments (or, following the date on which the Commitments terminate, 50% of the total Commitments on such date), the Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee equal to 0.125% per annum on the aggregate amount of each Lender's outstanding Loans on such day. The utilization fees, if any, in respect of any fiscal quarter shall be payable in arrears on the last day of each March, June, September and December and on the date on which the Commitments terminate and, if Loans remain outstanding after such date and if the outstanding principal amount of Loans on the date the Commitments terminate was greater than 50% of the total Commitments in effect on such date, on the last day of each March, June, September and December and on the Maturity Date. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13.  INTEREST.  (a)  The Loans
comprising each ABR Borrowing (including each Swingline
Loan) shall bear interest at the Alternate Base Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14.  ALTERNATE RATE OF INTEREST.  If
prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; PROVIDED that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                  SECTION 2.15.  INCREASED COSTS.  (a)  If any
Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

                  (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a

Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) (i) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (x) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (y) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (ii) For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender shall not agree to a requested extension of the Maturity Date pursuant to Section 2.05, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; PROVIDED that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. The applicable Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with such Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding from such Swingline Lender. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in

Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's or Guarantor's, as the case may be, corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Loan Documents has been duly executed and delivered by the Borrower or the Guarantors, as applicable, and constitutes a legal, valid and binding obligation of the Borrower or the Guarantors, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by Coopers & Lybrand L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1998, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since December 31, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 3.05. PROPERTIES. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any

Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP and (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. DISCLOSURE. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the

Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, when taken as a whole, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. USE OF PROCEEDS. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board) and no part of the proceeds of any Loan will be used to buy or carry any margin stock.

                  SECTION 3.13. SUBSIDIARIES. Schedule 3.13 contains an accurate list of all of the material Subsidiaries of the Borrower on the date hereof, setting forth their respective jurisdictions of organization and the percentage of their respective ownership interest held by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                  SECTION 3.14. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and each Subsidiary's computer systems and equipment containing embedded microchips (including, to the best of the Borrower's knowledge after reasonable inquiry, systems and equipment supplied by others or with which the Borrower's or such Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrower or any Subsidiary of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower or any such Subsidiary (including, without limitation, to the best of the Borrower's knowledge after reasonable inquiry, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without a Material Adverse Effect.


                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent (or its counsel) shall have received from each Guarantor either (i) a counterpart of each of the Guarantee Agreement and the Contribution Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each of the Guarantee Agreement and the Contribution Agreement) that such party has signed a counterpart of the Guarantee Agreement and the Contribution Agreement.

                  (c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Frost & Jacobs LLP and (ii) Simpson Thacher & Bartlett, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required

         Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower and the Guarantors, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                  (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (g) There shall be no litigation or administrative proceeding that would reasonably be expected to have a Material Adverse Effect.

                  (h) The Lenders shall have received (i) pro forma financial information giving effect to the Spin-Off and (ii) three-year projections for the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on December 23, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any

Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) After giving effect to such Borrowing, the aggregate amount of such Borrowing, together with all other short term and medium term borrowings by the Borrower, will not exceed the aggregate amount of short term and medium term borrowings authorized by the resolutions of the Board of Directors of the Borrower.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated in whole and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
         Section 6.06 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02.  NOTICES OF MATERIAL EVENTS.  The
Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

                  (d) any change in the date of its fiscal year end;
         and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for general corporate purposes

(including working capital needs, refinancing Indebtedness, providing commercial paper back-up and financing acquisitions that are approved by the board of directors, or other governing body, of the target entity before the acquiror commences a tender offer, proxy solicitation or similar action with respect to the target's voting capital stock). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  SECTION 5.09. FUTURE GUARANTORS. The Borrower will promptly cause each (a) direct Subsidiary not in existence (or not a direct Subsidiary) on the date hereof and (b) indirect Subsidiary not in existence (or not an indirect Subsidiary or not an indirect Subsidiary that has incurred the type of Indebtedness described below) on the date hereof that has created, incurred or permitted to exist any Indebtedness (other than Intercompany Indebtedness and Indebtedness of the type described in clauses (d), (e) and (h) of the definition of "Indebtedness"), in each case to become a party to the Guarantee Agreement and the Contribution Agreement and to assume all of the obligations of a Guarantor under each such agreement.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated in whole and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Borrower or any

         Subsidiary, (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iii) all such Liens secure obligations having an aggregate principal amount not exceeding at any time $5,000,000;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; PROVIDED that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

                  SECTION 6.02. SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent the aggregate sales price for the assets transferred in all such arrangements in effect at any time does not exceed

$15,000,000; PROVIDED that on or prior to December 31, 1999, the Borrower may, and may permit its Subsidiaries to, enter into such an arrangement in an amount not to exceed $100,000,000 for the sole purpose of enabling the Borrower to take advantage of a capital loss carryforward.

                  SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and
(iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.04. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) dividends or other distributions (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                  SECTION 6.05. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement and (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.05 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

                  SECTION 6.06. INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters, to be less than 4.0 to 1.00.

                  SECTION 6.07. CONSOLIDATED TOTAL DEBT TO CONSOLIDATED TOTAL CAPITALIZATION RATIO. The Borrower will not permit the ratio of (a) Consolidated Total Debt to (b) Consolidated Total Capitalization, in each case at any time, to be greater than 0.6 to 1.0.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material

         Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) the Guarantee Agreement or any provision thereof shall be declared to be unenforceable or null and void or any Guarantor or any person acting by or on behalf of such Guarantor shall deny or disaffirm any of such Guarantor's obligations under the Guarantee Agreement or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed pursuant to the Guarantee Agreement;

                  (n) a Change in Control shall occur; or

                  (o) the Spin-Off shall not have been consummated on or prior to January 31, 1999 on terms consistent in all material respects with the pro forma financial information and projections described in paragraph (h) of Section 4.01.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the

Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  It is understood that the Co-Syndication Agents do not have any duties or responsibilities under this Agreement (other than in their capacity as a Lender). The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Documentation

Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein or in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 201 E. Fourth
         Street, Cincinnati, Ohio 45202, Attention of Robert P.
         Komin (Telecopy No. (513) 241-1543);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Constance Coleman (Telecopy No.
         (212) 270-1263);

                  (c) if to the Swingline Lenders, to (i) The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Constance Coleman (Telecopy No.
         (212) 270-1263); (ii) NationsBank, N.A., 100 N. Tryon Street, Charlotte, N.C. 28255, Attention of Jack Williams (Telecopy No. (704) 388-0960 or (iii) Citibank, N.A., 399 Park Avenue, New

         York, NY 10043, Attention of Elizabeth Minnella (Telecopy No. (212) 793-6873; and

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender, including pursuant to Section 2.06, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the Maturity Date or the scheduled date of expiration of any Commitment, including pursuant to Section 2.05 (PROVIDED that nothing herein shall limit the right of the Borrower to extend the Maturity Date pursuant to
Section 2.05(d) without the consent of any Lender), without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or
(vi) release any Guarantor from its Guarantee obligations under the Guarantee Agreement, or limit its liability in respect of such Guarantee obligations, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent or the Swingline Lenders, as the case may be.

                  SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lenders, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lenders in their capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lenders) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive

Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent or the Swingline Lenders, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower or the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of the Commitments or of this Agreement or any provision hereof.

                  SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or any other Loan Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. CONFIDENTIALITY. Each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    CONVERGYS CORPORATION,

                                      by
                                           /s/ Robert P. Komin, Jr.
                                         -----------------------------
                                          Name:   Robert P. Komin, Jr.
                                          Title:  VP Finance & Treasurer

                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative
                                        Agent,

                                           by
                                                  /s/ John F. Mix
                                                 ------------------------------
                                            Name:   John F. Mix
                                            Title:  Vice President


                                        PNC BANK, NATIONAL ASSOCIATION,
                                        individually and as Co-Syndication
                                        Agent,

                                           by
                                                   /s/ C. J. Richardson
                                                 ------------------------------

                                              Name:    C. Joseph Richardson
                                              Title:   Senior Vice President


                                        NATIONSBANK, N.A., individually and
                                        as Co-Syndication Agent,

                                           by
                                                    /s/ John E. Williams
                                                 ------------------------------
                                              Name:    John E. Williams
                                              Title:   Senior Vice President


                                        CITIBANK, N.A., individually and as
                                        Co-Syndication Agent,

                                           by
                                                   /s/ E. Ogimachi
                                                 ------------------------------
                                              Name:    Eileen G. Ogimachi
                                              Title:   Managing Director


                                        BANKERS TRUST COMPANY,

                                           by
                                                      /s/ Gregory P. Shefrin
                                                 ------------------------------
                                              Name:   Gregory P. Shefrin
                                              Title:  Vice President

                                        THE BANK OF NEW YORK,

                                          by
                                                   /s/ Debra Mcgarry
                                             ----------------------------------
                                             Name:   Debra McGarry
                                             Title:  Assistant Vice President


                                        BANQUE NATIONALE DE PARIS, CHICAGO
                                        BRANCH,

                                          by
                                                  /s/ Arnaud Collin Du Bocage
                                              --------------------------------
                                              Name:   Arnaud Collin du Bocage
                                              Title:  Executive Vice President
                                                      & General Mgr.

                                          by
                                                 /s/ William J. Krummen
                                             -----------------------------------
                                             Name:   William J. Krummen
                                             Title:  Vice President & Manager


                                        COMMERZBANK AKTIENGESELLSCHAFT,

                                          by
                                               /s/ William J. Binder
                                             -----------------------------------
                                             Name:   William J. Binder
                                             Title:    Vice President

                                          by
                                                     /s/ Rie Ando
                                             -----------------------------------
                                             Name:     Rie Ando
                                             Title:    Assistant Treasurer


                                        FIFTH THIRD BANK,

                                          by
                                               /s/ Andrew K. Hauck
                                             -----------------------------------
                                             Name:   Andrew K. Hauck
                                             Title:    Vice President


                                        FLEET NATIONAL BANK,

                                          by
                                               /s/ Barbara Agostini Keegan
                                             -----------------------------------
                                            Name:    Barbara Agostini Keegan
                                            Title:    Vice President

                                        NBD BANK,

                                          by
                                               /s/ Randy S. With
                                             -----------------------------------

                                             Name:   Randal S. With
                                             Title:  First Vice President


                                        STAR BANK, NATIONAL ASSOCIATION,

                                          by
                                               /s/ Derek S. Roudebush
                                             -----------------------------------
                                             Name:    Derek S. Roudebush
                                             Title:    Vice President


                                        SUNTRUST BANK CENTRAL FLORIDA, N.A.,

                                          by
                                                  /s/ Harold Bitler
                                             -----------------------------------
                                             Name:     Harold Bitler
                                             Title:   First Vice President


                                        TORONTO DOMINION (TEXAS), INC.,

                                          by
                                                   /s/ Sonja R. Jordan
                                             -----------------------------------
                                             Name:    Sonja R. Jordan
                                             Title:    Vice President

                                        BANKBOSTON, N.A.,

                                           by
                                                /s/ Patrick Bonebrake
                                             -----------------------------------
                                             Name:    Patrick Bonebrake
                                             Title:     Vice President

                                                                       EXHIBIT A





                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                   Reference is made to the 364-Day Credit Agreement dated as of December 16, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), among Convergys Corporation, the Lenders named therein, PNC Bank, National Association, NationsBank, N.A. and Citibank, N.A., as Co-Syndication Agents, and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                   The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date
(i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                   This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The parties hereto shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                   This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):


                                                        Percentage Assigned
                                                        of
                                                        Facility/Commitment
                             Principal Amount           (set forth, to at
                             Assigned (and              least 8 decimals,
                             identifying                as a percentage of
                             information as             the Facility and
                             to individual              the aggregate
                             Competitive                Commitments of all
Facility                     Loans)                     Lenders Thereunder)
-----------------            ----------------           -------------------

Commitment                   $                                           %
Assigned:
Revolving Loans:



The terms set forth above and on the reverse side hereof are hereby agreed to:


                                       [Name of Assignor]   , as
                                       ---------------------
                                       Assignor

                                       By: __________________________
                                               Name:
                                               Title:

                                       [Name of Assignee]   , as
                                       ---------------------
                                       Assignee

                                       By: __________________________
                                             Name:
                                             Title:





The undersigned hereby consent to the within assignment:


Convergys Corporation                         The Chase Manhattan Bank,
                                              as Administrative Agent,

By: _____________________                     By: _____________________
    Name:                                         Name:
    Title:                                        Title:

                                                                       EXHIBIT B


(513) 651-6800


                                December 16, 1998


The Chase Manhattan Bank, as
Administrative Agent
270 Park Avenue
New York, New York 10017

Chase Securities Inc., as Lead Arranger
270 Park Avenue
New York, New York 10017

The Lenders party to the Credit
Agreement referred to below


Ladies and Gentlemen:

     We have acted as counsel for Convergys Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), in connection with (a) extensions of credit to the Borrower pursuant a 364-Day Credit Agreement of even date herewith (the "Credit Agreement") between the Borrower, the lenders party thereto (the "Lenders"), PNC Bank, National Association, NationsBank, N.A., and Citibank, N.A., as Co-Syndication Agents, and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the Contribution Agreement of even date herewith among the Borrower, the Guarantors (as defined below) and the Administrative Agent. We also have represented Convergys Customer Management Group Inc., a corporation organized under the laws of the State of Ohio ("CMG"), and Convergys Information Management Group Inc., a corporation organized under the laws of the State of Ohio ("IMG"), in connection with the Guarantee Agreement and the Contribution Agreement (the "Guarantee Documents"). CMG and IMG are sometimes hereinafter referred to as the "Guarantors". The Credit Agreement, the Contribution Agreement and all other documents executed by the Borrower in connection with the Transaction (as defined below) are sometimes hereinafter referred to as the "Credit Documents". The execution, delivery and performance by the Borrower of the Credit Documents and the execution, delivery and performance by the Guarantors of the Guarantee Documents is sometimes hereinafter referred to as the "Transaction".

The Chase Manhattan Bank
December 16, 1998

     This opinion is given to you pursuant to Section 4.01 of the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given those terms in the Credit Agreement.

     In connection with this opinion, we have examined certificates of officers of the Borrower and the Guarantors (the "Officer's Certificates"). We also have examined the Credit Documents, the Guarantee Documents and such certificates of public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

     In rendering the opinions set forth herein, we have assumed, other than as to the Borrower and the Guarantors, (i) the due authorization, execution and delivery of the Credit Documents and the Guarantee Documents and (ii) that the Credit Documents and Guarantee Documents constitute the valid and binding obligations of all parties to the Credit Documents and Guarantee Documents under applicable law. Further, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of all parties signing such documents, the genuineness of the signatures on such documents, and the conformity to original documents of all photostatic copies of such documents submitted to us. Finally, we have assumed that the records of the proceedings of the directors of the Borrower and the Guarantors contained in the minute books furnished to us by the Borrower and the Guarantors are complete and accurate, and include all such records and reflect actions duly and validly taken by the directors of the Borrower and the Guarantors.

     The opinions hereinafter expressed are subject to the following additional qualifications:

     (i) The enforceability of the Credit Documents and the Guarantee Documents is subject to and may be affected by applicable state and/or federal bankruptcy, insolvency, reorganization, equity of redemption, moratorium laws, or similar laws affecting the rights of creditors or debtors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and matters of public policy, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

     (ii) No opinion is expressed as to the validity, binding effect or enforceability of (a) self-help provisions, (b) waivers of constitutional rights, (c) provisions waiving the right to trial by jury, waiving rights to automatic stay, relating to venue, purporting to establish evidentiary standards or specifying that provisions may be waived only in writing, (d) warrants of attorney to confess judgment, (e) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, powers of attorney, liquidated damages or the creation of remedies not available under Ohio law, (f) provisions pursuant to which the Lender attempts to exempt itself from liability for its own

The Chase Manhattan Bank
December 16, 1998
negligence, fault or actions, or providing for indemnification against criminal liability, civil penalties or punitive damages or against actions to the extent that the indemnitee has been grossly negligent or engaged in willful misconduct,
(g) provisions requiring the payment of attorney's fees or litigation expenses, or (h) provisions which purport (1) to require the payment of interest on interest or (2) compensate any party for loss or expense in excess of actual loss or reasonable expenses or which constitute a penalty.

     As used herein, the phrases "to our knowledge", "known to us" or similar phrases mean we have relied solely upon: (i) the Officer's Certificates, (ii) the representations contained in the Credit Documents and the Guarantee Documents and (iii) the actual knowledge of the limited number of attorneys in this firm who regularly perform legal services for the Borrower and the Guarantors obtained in the scope of such representation and without (unless expressly described herein) any independent investigation or inquiry, and no inference as to our knowledge concerning factual matters should or may be drawn.

     The phrases "corporate power" and "validly existing" refer to and are limited by Chapter 1701 of the Ohio Revised Code and the Articles of Incorporation and Regulations of the Borrower.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Borrower and each of the Guarantors are corporations validly existing and in good standing under the laws of the State of Ohio.

     2. The Borrower and each of the Guarantors are qualified to do business and are in good standing as foreign corporations in all jurisdictions where the failure to be so qualified would have a material adverse effect upon the Borrower, the Guarantors or the transactions contemplated by the Credit Documents and the Guarantee Documents.

     3. The Borrower has the corporate power to execute and deliver each of the Credit Documents and to perform its obligations thereunder. Each Guarantor has the corporate power to execute and deliver each of the Guarantee Documents and to perform its obligations thereunder.

     4. Each of the Credit Documents has been duly authorized by all necessary corporate action, including, if required, stockholder action, and has been duly executed and delivered on behalf of the Borrower. Each of the Guarantee Documents has been duly authorized by all necessary corporate action, including, if required, stockholder action, and has been duly executed and delivered on behalf of the Guarantors.

     5. Each of the Credit Documents constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. Each of the

The Chase Manhattan Bank
December 16, 1998

Guarantee Documents constitutes the legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

     6. The execution and delivery of the Credit Documents by the Borrower, and the performance of the terms thereof by the Borrower, do not violate or constitute on the part of the Borrower a breach or default under (a) its Articles of Incorporation or Regulations, or (b) to our knowledge, any of the following: (i) any agreements to which the Borrower is a party or by which it may be bound (provided, however, that no analysis has been made with respect to compliance with or effects upon financial ratios, tests or covenants or the like), (ii) any applicable provisions of statutory law or regulation to which the Borrower is subject (iii) any order, judgment or decree of any court or governmental agency or authority of Ohio to which the Borrower is subject. The execution and delivery of the Guarantee Documents by the Guarantors, and the performance of the terms thereof by the Guarantors, do not violate or constitute on the part of either of the Guarantors a breach or default under (a) its Articles of Incorporation or Regulations, or (b) to our knowledge, any of the following: (i) any agreements to which either of the Guarantors is a party or by which it may be bound (provided, however, that no analysis has been made with respect to compliance with or effects upon financial ratios, tests or covenants or the like), (ii) any applicable provisions of statutory law or regulation to which either of the Guarantors is subject (iii) any order, judgment or decree of any court or governmental agency or authority of Ohio to which either of the Guarantors is subject.

     7. To our knowledge and except to the extent disclosed in Borrower's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended, there are no actions, suits, proceedings or governmental investigations pending before any arbitrator, court or governmental agency or authority or overtly threatened in writing, against the Borrower or any of its Subsidiaries
(a) which would reasonably be expected to result in a Material Adverse Effect in the financial condition of the Borrower or any of its Subsidiaries or (b) that involve the Credit Documents, the Guarantee Documents or the Transaction.

     8. No approval, authorization or other action by, or filing with, any governmental body or governmental agency or authority (which has not been obtained) is required in connection with the execution and delivery by the Borrower any of the Credit Documents and the performance of the terms thereof by the Borrower; and the transaction will not result in the creation or imposition of any lien on any asset of the Borrower or any of its Subsidiaries. No approval, authorization or other action by, or filing with, any governmental body or governmental agency or authority (which has not been obtained) is required in connection with the execution and delivery by the Guarantors of either of the Guarantee Documents and the performance of the terms thereof by the Guarantors.

     9. Neither the Borrower nor any of its Subsidiaries is: (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding

The Chase Manhattan Bank
December 16, 1998
company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     10. The execution, delivery and performance of the Credit Documents, the borrowings under the Credit Agreement and the use of the proceeds thereof in accordance with the terms of the Credit Agreement will not violate or be inconsistent with any of the provisions of Regulation U or Regulation G of the Board of Governors of the Federal Reserve System of the United States and all official rulings and interpretations thereunder or thereof.

     The opinions expressed herein are limited to the laws (excluding principles of conflicts of law) of the State of Ohio and the Federal laws of the United States. To the extent that the Credit Documents and the Guarantee Documents are not governed by Ohio law, we assume that the governing law is in all material respects identical to the law of the State of Ohio.

     This opinion is given solely for the use and benefit of the Lenders and the Administrative Agent and each of their successors and assigns under the Credit Documents and Guarantee Documents in connection with the loans contemplated by the Credit Agreement and may not be relied upon for any other purpose or by any other party or entity. This opinion speaks as of its date only and is based upon facts and law in existence on the date hereof and we disclaim any undertaking to advise you of changes occurring therein after the date hereof.


                                        Very truly yours,

                                        /s/ Frost & Jacobs LLP

                              OFFICER'S CERTIFICATE


     The undersigned, William D. Baskett, III, Secretary of Convergys Corporation (the "Borrower"), for the purpose of enabling and inducing Frost & Jacobs to issue its legal opinion, a copy of which is attached hereto ("Legal Opinion") on behalf of the Borrower pursuant to a 364-Day Credit Agreement between the Borrower, the Lenders named therein PNC Bank, National Association, Bank of America NT&SA and Citibank, N.A., as Co-Syndication Agents, and The Chase Manhattan Bank, as Administrative Agent ("Credit Agreement"), certifies as follows:

          1. There are no presently existing or contemplated plans to dissolve the Borrower or to terminate its existence as an Ohio corporation.

          2. There are no actions, suits, proceedings or governmental investigations pending or threatened, or any judgments entered, against or affecting the Borrower, its Subsidiaries or their properties except to the extent disclosed in Borrower's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended, which would reasonably be expected to result in a material adverse change in the financial condition of the Borrower, its Subsidiaries or their properties or that involve the Credit Agreement or the Transaction.

          3. The Borrower is not subject to any material court or governmental agency or authority orders, judgments or decrees except to the extent disclosed in Borrower's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended.

          4. Neither the execution, delivery nor performance by the Borrower of the Credit Agreement is subject to any authorization, consent, approval or review by any governmental body or regulatory authority.

          5. The execution, delivery and performance by the Borrower of the Credit Agreement do not violate or constitute (or become with notice or lapse of a cure or grace period) a breach or default under (a) the Borrower's Articles of Incorporation or Regulations, (b) any agreements to which the Borrower is a party, or (c) any court or governmental agency or authority orders, judgments or decrees.

          6. The undersigned is not aware of any facts or circumstances which would render Frost & Jacobs' legal opinion untrue.

          7. The undersigned is authorized to issue this Certificate on behalf of the Borrower.

     Capitalized Terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement and/or the Legal Opinion.

     Signed on December 16, 1998.


                                        ----------------------------------------
                                        William D. Baskett, III, Secretary

                              OFFICER'S CERTIFICATE


     The undersigned, Thomas P. Mehnert, Assistant Secretary of Convergys Customer Management Group, Inc. (the "Guarantor"), for the purpose of enabling and inducing Frost & Jacobs to issue its legal opinion, a copy of which is attached hereto ("Legal Opinion") on behalf of the Borrower pursuant to a 364-Day Credit Agreement between Convergys Corporation (the "Borrower"), the Lenders named therein PNC Bank, National Association, Bank of America NT&SA and Citibank, N.A., as Co-Syndication Agents, and The Chase Manhattan Bank, as Administrative Agent ("Credit Agreement"), certifies as follows:

          1. There are no presently existing or contemplated plans to dissolve the Guarantor or to terminate its existence as an Ohio corporation.

          2. There are no actions, suits, proceedings or governmental investigations pending or threatened, or any judgments entered, against or affecting the Guarantor, its Subsidiaries or their properties except to the extent disclosed in Borrower's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended, which would reasonably be expected to result in a material adverse change in the financial condition of the Guarantor, its Subsidiaries or their properties or that involve the Credit Agreement or the Transaction.

          3. The Guarantor is not subject to any material court or governmental agency or authority orders, judgments or decrees except to the extent disclosed in Guarantor's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended.

          4. Neither the execution, delivery nor performance by the Guarantor of the Guarantee Documents is subject to any authorization, consent, approval or review by any governmental body or regulatory authority.

          5. The execution, delivery and performance by the Guarantor of the Guarantee Documents do not violate or constitute (or become with notice or lapse of a cure or grace period) a breach or default under (a) the Guarantor's Articles of Incorporation or Regulations, (b) any agreements to which the Guarantor is a party, or (c) any court or governmental agency or authority orders, judgments or decrees.

          6. The undersigned is not aware of any facts or circumstances which would render Frost & Jacobs' legal opinion untrue.

          7. The undersigned is authorized to issue this Certificate on behalf of the Guarantor.

     Capitalized Terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement and/or the Legal Opinion.

     Signed on December 16, 1998.


                                        ----------------------------------------
                                        Assistant Secretary

                              OFFICER'S CERTIFICATE


     The undersigned, Roy T. Heggland, Assistant Secretary of Convergys Information Management Group, Inc. (the "Guarantor"), for the purpose of enabling and inducing Frost & Jacobs to issue its legal opinion, a copy of which is attached hereto ("Legal Opinion") on behalf of the Borrower pursuant to a 364-Day Credit Agreement between Convergys Corporation (the "Borrower"), the Lenders named therein PNC Bank, National Association, Bank of America NT&SA and Citibank, N.A., as Co-Syndication Agents, and The Chase Manhattan Bank, as Administrative Agent ("Credit Agreement"), certifies as follows:

          1. There are no presently existing or contemplated plans to dissolve the Guarantor or to terminate its existence as an Ohio corporation.

          2. There are no actions, suits, proceedings or governmental investigations pending or threatened, or any judgments entered, against or affecting the Guarantor, its Subsidiaries or their properties except to the extent disclosed in Borrower's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended, which would reasonably be expected to result in a material adverse change in the financial condition of the Guarantor, its Subsidiaries or their properties or that involve the Credit Agreement or the Transaction.

          3. The Guarantor is not subject to any material court or governmental agency or authority orders, judgments or decrees except to the extent disclosed in Guarantor's reports and filings made pursuant to the Securities Exchange Act of 1934, as amended.

          4. Neither the execution, delivery nor performance by the Guarantor of the Guarantee Documents is subject to any authorization, consent, approval or review by any governmental body or regulatory authority.

          5. The execution, delivery and performance by the Guarantor of the Guarantee Documents do not violate or constitute (or become with notice or lapse of a cure or grace period) a breach or default under (a) the Guarantor's Articles of Incorporation or Regulations, (b) any agreements to which the Guarantor is a party, or (c) any court or governmental agency or authority orders, judgments or decrees.

          6. The undersigned is not aware of any facts or circumstances which would render Frost & Jacobs' legal opinion untrue.

          7. The undersigned is authorized to issue this Certificate on behalf of the Guarantor.

     Capitalized Terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement and/or the Legal Opinion.

     Signed on December 16, 1998.


                                        ----------------------------------------
                                        Secretary

                                                               December 16, 1998

The Chase Manhattan Bank, as Administrative
Agent (the "Agent") under the Credit Agreement, as hereinafter defined

and

The Lenders listed on Schedule I hereto which are parties to the Credit Agreement on the date hereof

Re: The 364-Day Credit Agreement dated as of December 16, 1998 (the "Credit Agreement"), among Convergys Corporation, an Ohio corporation (the "Company"), the lending institutions identified in the Credit Agreement (the "Lenders"), PNC Bank, National Association, NationsBank, N.A. and Citibank N.A., as Co-Syndication Agents and the Agent
        ------------------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special New York counsel to the Company in connection with the preparation, execution and delivery of (i) the Credit Agreement (the "Credit Agreement"), (ii) the Guarantee Agreement, dated as of December 16, 1998, among each of the Subsidiaries of the Company listed on Schedule 1 thereto (the "Guarantors') and the Agent (the "Guarantee Agreement") and (iii) the Indemnity, Subrogation and Contribution Agreement, dated as of December 16, 1998 (the "Contribution Agreement"), among the Borrower, the Guarantors and the Agent (collectively, the "Credit Documents"). Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 4.01(c) of the Credit Agreement.

               In connection with this opinion, we have examined the execution copy of Credit Agreement, the execution copy of the Guarantee Agreement and the execution copy of the Contribution Agreement, each delivered to us on December
15. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

               In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

               Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, and assuming that the execution copy of each Credit Document reviewed by us is the form executed and delivered by the parties thereto, we are of the opinion that:

         1. The execution and delivery by the Company of the Credit Agreement and the Contribution Agreement, its borrowings in accordance with the terms of the Credit Agreement, and performance of its payment obligations thereunder, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, will not result in any violation of any New York statute or any rule or regulation issued pursuant to any New York statute.

         2. The execution and delivery by each Guarantor of the Guarantee Agreement and the Contribution Agreement and the performance of its payment obligations thereunder will not result in any violation of any New York statute or any rule or reputation issued pursuant to any New York statute.

         3. No consent, approval. authorization, order, filing, registration or qualification of or with any New York governmental agency or body is required for the execution and delivery by the Company or by any Guarantor of the Credit Documents to which it is a party, the borrowings by the Company in accordance with the terms of the Credit Amement or the performance by the Company or the Guarantors of their respective payment obligations under the Credit Documents.

         4. Assuming that the Credit Agreement is a valid and legally binding obligation of each of the Lenders parties thereto and that the Contribution Agreement is a valid and legally binding obligation of the Administrative Agent, and assuming that (a) the Company is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized the Credit Agreement and the Contribution Agreement in accordance with its Certificate of Incorporation and By-Laws, (b) execution, delivery and performance by the Company of the Credit Agreement and the Contribution Agreement do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York), (c) execution, delivery and performance by the Company of the Credit Agreement and the Contribution Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon the Company and (d) the Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940 or a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, each of the Credit Agreement and the Contribution Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company.

         5. Assuming, that each of the Guarantee Agreement and the Contribution Agreement is a valid and legally binding obligation of the Administrative Agent and assuming that (a) each Guarantor is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized the Guarantee Agreement and the Contribution Agreement in accordance with its Certificate of Incorporation and By-Laws, (b) execution, delivery and performance by each Guarantor of the Guarantee Agreement and the Contribution Agreement do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York), (c) execution, delivery and performance by each Guarantor of the Guarantee Agreement and the Contribution Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon each Guarantor and (d) no Guarantor is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940 or a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, each of the Guarantee Agreement and the Contribution Agreement constitutes the valid and legally binding obligation of each Guarantor enforceable against each Guarantor.

         Our opinions in paragraphs 4 and 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We express no opinion with respect to:

                  (A) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

                  (B) the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

                  (C) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

                  (D) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

                  (E) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

         In connection with the provisions of the Credit Documents whereby the Company and the Guarantors submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. sections 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C.
section 1404(a).

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York.

         This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.



                                                   Very truly yours,



                                                  SIMPSON THACHER & BARTLETT

                                                                       EXHIBIT C


                                                                  CONFORMED COPY










                                    GUARANTEE AGREEMENT dated as of December 16,
                           1998, among each of the subsidiaries listed on
                           Schedule I hereto (each such subsidiary, individually, a "Guarantor" and, collectively, the "Guarantors") of CONVERGYS CORPORATION, an Ohio corporation (the "Borrower"), and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

         Reference is made to the 364-Day Credit Agreement dated as of December 16, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, NATIONSBANK, N.A. AND CITIBANK, N.A., as Co-Syndication Agents, and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans (including Swingline Loans) to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a wholly owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. GUARANTEE. Each Guarantor unconditionally guarantees (the "Guarantee"), jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such interest is allowed or allowable as a claim in such proceeding) on the Loans (including Swingline Loans), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such monetary obligations are allowed or allowable as a claim in such proceeding), of the Borrower to the Lenders under the Credit Agreement and the other Loan Documents,
(b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Guarantor under or pursuant to this Agreement and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guarantee notwithstanding any extension or renewal of any Obligation.

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of Intercompany Indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations, which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Contribution Agreement).

         SECTION 2. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of the Guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement.

         SECTION 3. GUARANTEE OF PAYMENT. Each Guarantor further agrees that the Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender in favor of the Borrower or any other person.

         SECTION 4. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of such Guarantor to subrogation.

         SECTION 5. DEFENSES OF BORROWER WAIVED. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the Lenders may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor.

         SECTION 6. AGREEMENT TO PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Lender as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Lender as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 7. INFORMATION. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 8. REPRESENTATIONS AND WARRANTIES. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         SECTION 9. TERMINATION. The Guarantees (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 10. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof (or a Supplement referred to in Section 19) executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof (or a Supplement referred to in Section 19) shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 11. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower.

         SECTION 14. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 17. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

         SECTION 19. ADDITIONAL GUARANTORS. Pursuant to Section 5.09 of the Credit Agreement, each (a) direct Subsidiary that was not in existence (or not a direct Subsidiary) on the date of the Credit Agreement and (b) indirect Subsidiary not in existence (or not an indirect Subsidiary or not an indirect Subsidiary that has incurred the type of Indebtedness described below) on the date hereof that has created, incurred or permitted to exist any Indebtedness (other than Intercompany Indebtedness and Indebtedness of the type described in clauses (d), (e) and (h) of the definition of "Indebtedness"), is required promptly to enter into this Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 20. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 20 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           CONVERGYS INFORMATION
                                           MANAGEMENT GROUP INC.,

                                            by
                                               /s/ ROBERT J. MARINO
                                               --------------------------------
                                               Name:      Robert J. Marino
                                               Title:     President & CEO

                                           CONVERGYS CUSTOMER
                                           MANAGEMENT GROUP INC.,

                                            by
                                              /s/ DAVID F. DOUGHERTY
                                              ----------------------------------
                                                Name:     David F. Dougherty
                                                Title:    President & CEO


                                           THE CHASE MANHATTAN BANK, as
                                           Administrative Agent,

                                             by
                                               /s/ JOHN F. MIX
                                               ---------------------------------
                                               Name:       John F. Mix
                                               Title:      Vice President

                                                             Schedule I to the
                                                            Guarantee Agreement

   GUARANTOR                                        ADDRESS
   ---------                                        -------

Convergys Information                      201 E. Fourth Street
Management Group Inc.                      Cincinnati, Ohio  45202

                                           Attn: Robert P. Komin
                                           Telecopy: (513) 241-1543



Convergys Customer                         201 E. Fourth Street
Management Group Inc.                      Cincinnati, Ohio  45202

                                           Attn: Robert P. Komin
                                           Telecopy: (513) 241-1543

                                                                  Annex 1 to the
                                                             Guarantee Agreement

                                   SUPPLEMENT NO.         dated as of
                                , to the Guarantee Agreement dated as of
                          December 16, 1998, among each of the subsidiaries thereto (each such subsidiary, individually, a "Guarantor" and, collectively, the "Guarantors") of CONVERGYS CORPORATION, an Ohio corporation (the "Borrower"), and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

         A. Reference is made to the 364-Day Credit Agreement dated as of December 16, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto (the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, NATIONSBANK, N.A. AND CITIBANK, N.A., as Co-Syndication Agents, and the Administrative Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

         C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.09 of the Credit Agreement, each (a) direct Subsidiary that was not in existence (or not a direct Subsidiary) on the date of the Credit Agreement and (b) indirect Subsidiary not in existence (or not an indirect Subsidiary or not an indirect Subsidiary that has incurred the type of Indebtedness described below) on the date hereof that has created, incurred or permitted to exist any Indebtedness (other than Intercompany Indebtedness and Indebtedness of the type described in clauses (d),
(e) and (h) of the definition of "Indebtedness"), is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary. Section 19 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

        Accordingly, the Administrative Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 19 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it care of the Borrower.

         SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.



                                                        [Name Of New Guarantor],

                                                        by
                                                          ----------------------
                                                          Name:
                                                          Title:
                                                          Address:
                                                                  --------------

                                                        ------------------------

                                                        ------------------------




                                                       THE CHASE MANHATTAN BANK,
                                                        as Administrative Agent,

                                                       by
                                                         -----------------------
                                                          Name:
                                                          Title:

                                                                       EXHIBIT D


                                                                  CONFORMED COPY

                                    INDEMNITY, SUBROGATION and CONTRIBUTION
                           AGREEMENT (together with instruments executed and delivered pursuant to Section 12, the "Contribution Agreement") dated as of December 16, 1998, among CONVERGYS CORPORATION, an Ohio corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I hereto (the "Guarantors") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the 364-Day Credit Agreement dated as of December 16, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the lenders from time to time party thereto (the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, NATIONSBANK, N.A. AND CITIBANK, N.A., as Co-Syndication Agents, and the Administrative Agent and
(b) the Guarantee Agreement dated as of December 16, 1998, among the Guarantors and the Administrative Agent (the "Guarantee Agreement"). Capitalized terms used herein and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans (including Swingline Loans) to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower and the Guarantors under the Credit Agreement and the other Loan Documents pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

         SECTION 1. INDEMNITY AND SUBROGATION. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and, until such indemnification obligation shall have been satisfied, such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

         SECTION 2. CONTRIBUTION AND SUBROGATION. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement, and such other Guarantor (the Claiming Guarantor) shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall, to the extent the Claiming Guarantor shall not have been so indemnified by the Borrower, indemnify the Claiming Guarantor in an amount equal to the amount of such payment, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. SUBORDINATION. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. TERMINATION. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. NO WAIVER; AMENDMENT. (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy here under shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 7. NOTICES. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement or the Guarantee Agreement, as applicable, and addressed as specified therein.

         SECTION 8. BINDING AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement with respect to any payments made or assets sold after the date of such release.

         SECTION 9. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the other Lenders and each Guarantor, shall survive the making by the Lenders of the Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement, this Agreement or any of the other Loan Documents is outstanding and unpaid or the Commitments have not been terminated.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. ADDITIONAL GUARANTORS. Pursuant to Section 5.09 of the Credit Agreement, each (a) direct Subsidiary that was not in existence (or not a direct Subsidiary) on the date of the Credit Agreement and (b) indirect Subsidiary not in existence (or not an indirect Subsidiary or not an indirect Subsidiary that has incurred the type of Indebtedness described below) on the date hereof that has created, incurred or permitted to exist any Indebtedness (other than Intercompany Indebtedness and Indebtedness of the type described in clauses (d), (e) and (h) of the definition of "Indebtedness"), is required promptly to enter into this

Agreement as a Guarantor upon becoming such a Subsidiary. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                   CONVERGYS CORPORATION,

                                   by
                                     /S/ ROBERT P. KOMIN, JR.
                                     -------------------------------------------
                                     Name:    Robert P. Komin, Jr.
                                     Title:   VP Finance &
                                   Treasurer


                                   CONVERGYS INFORMATION
                                   MANAGEMENT GROUP INC.,

                                     by
                                       /s/ ROBERT J. MARINO
                                       -----------------------------------------
                                     Name:    Robert J. Marino
                                     Title:   President & CEO


                                   CONVERGYS CUSTOMER
                                   MANAGEMENT GROUP INC.,

                                     by
                                       /s/ DAVID F. DOUGHERTY
                                       -----------------------------------------
                                     Name:    David F. Dougherty
                                     Title:   President & CEO


                                   THE CHASE MANHATTAN BANK, as
                                   Administrative Agent,

                                     by
                                      /s/ JOHN F. MIX
                                     -------------------------------------------
                                     Name:    John F. Mix
                                     Title:   Vice President

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement



                                   GUARANTORS


NAME                                        ADDRESS

Convergys Information                       201 E. Fourth Street
Management Group Inc.                       Cincinnati, Ohio  45202

                                            Attn: Robert P. Komin
                                            Telecopy: (513) 241-1543


Convergys Customer                          201 E. Fourth Street
Management Group Inc.                       Cincinnati, Ohio  45202

                                            Attn: Robert P. Komin
                                            Telecopy: (513) 241-1543

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement


                                   SUPPLEMENT NO.   (this "Supplement") dated as
                           of [   ], to the Indemnity, Subrogation and
                           Contribution Agreement dated as of December 16, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Contribution Agreement"), among CONVERGYS CORPORATION, an Ohio corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I thereto (the "Guarantors") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).


         A. Reference is made to (a) the 364-Day Credit Agreement dated as of December 16, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the lenders from time to time party thereto (the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, NATIONSBANK, N.A. AND CITIBANK, N.A., as Co-Syndication Agents, and the Administrative Agent and
(b) the Guarantee Agreement dated as of December 16, 1998, among the Guarantors and the Administrative Agent (the "Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement and the Credit Agreement.

         C. The Borrower and the Guarantors have entered into the Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.09 of the Credit Agreement, each (a) direct Subsidiary that was not in existence (or not a direct Subsidiary) on the date of the Credit Agreement and (b) indirect Subsidiary not in existence (or not an indirect Subsidiary or not an indirect Subsidiary that has incurred the type of Indebtedness described below) on the date hereof that has created, incurred or permitted to exist any Indebtedness (other than Intercompany Indebtedness and Indebtedness of the type described in clauses (d), (e) and (h) of the definition of "Indebtedness"), is required promptly to enter into the Contribution Agreement as a Guarantor upon becoming such a Subsidiary. Section 12 of the Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

         Accordingly, the Administrative Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Contribution Agreement shall be deemed to include the New Guarantor. The Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Contribution Agreement as of the day and year first above written.

                                            [Name Of New Guarantor]

                                               by
                                                 -------------------------------
                                                   Name:
                                                   Title:
                                                   Address:

                                             THE CHASE MANHATTAN BANK
                                             as Administrative  Agent

                                                by
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                      SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement


                                   GUARANTORS



NAME                                                 ADDRESS
----                                                 -------


                                                                   SCHEDULE 2.01

                                   COMMITMENTS


LENDER                                                 COMMITMENTS
------                                                 -----------
The Chase Manhattan Bank                               $ 57,500,000.00
NationsBank, N.A.                                      $ 57,500,000.00
Citibank, N.A.                                         $ 57,500,000.00
PNC Bank, National Association                         $ 57,500,000.00
NBD Bank                                               $ 45,000,000.00
Commerzbank Aktiengesellschaft                         $ 45,000,000.00
Fleet National Bank                                    $ 45,000,000.00
Toronto Dominion (Texas), Inc.                         $ 45,000,000.00
BankBoston, N.A.                                       $ 32,500,000.00
The Bank of New York                                   $ 32,500,000.00
Bankers Trust Company                                  $ 25,000,000.00
Banque Nationale de Paris, Chicago                     $ 25,000,000.00
Branch
Fifth Third Bank                                       $ 25,000,000.00
Star Bank, National Association                        $ 25,000,000.00
Suntrust Bank Central Florida, N.A.                    $ 25,000,000.00
                                                       ---------------

         Total                                         $ 600,000,000.00
                                                       ================

                                                                   SCHEDULE 3.06


                                DISCLOSED MATTERS

None except as set forth in Borrower's reports and filings made pursuant to the Securities and Exchange Act of 1934, as amended, prior to the date of this Agreement.

                                                                   SCHEDULE 3.13


Convergys Information Management Group Inc.

         Convergys IMG Europe Inc.
         Convergys IMG International Inc.
         Convergys IMG International Service Inc.
         Convergys IMG International Sales Corporation

Convergys Customer Management Group Inc.

         MATRIXX Marketing International Inc.
         MATRIXX Marketing Europe S.A.
         MATRIXX Marketing Customer Care Canada
         MATRIXX Marketing Services S.A.
         MATRIXX Marketing S.A.


                        All subsidiaries are 100% owned.

                                                                   SCHEDULE 6.05

                              EXISTING RESTRICTIONS

None